                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6 (e) (2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or 240.14a-12

                         Adams Resources & Energy, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
   (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
   (2)  Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
   (4)  Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
   (5)  Total fee paid:
-------------------------------------------------------------------------------
   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1)  Amount Previously Paid:
-------------------------------------------------------------------------------
   (2)  Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------
   (3)  Filing Party:
-------------------------------------------------------------------------------
   (4)  Date Filed:

                         ADAMS RESOURCES & ENERGY, INC.
                        4400 POST OAK PARKWAY, SUITE 2700
                              HOUSTON, TEXAS 77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                 APRIL 23, 2003



To our Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of Adams Resources & Energy, Inc. will be held at 4400 Post Oak Parkway, Suite 2700, Houston, Texas, Wednesday, April 23, 2003 at 11:00 a.m., Houston time, for the following purposes:

         1.   To elect a Board of nine Directors;

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The close of business on March 21, 2003 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

                                          By Order of the Board of Directors



                                          David B. Hurst
                                          Secretary

Houston, Texas
March 29, 2003

-------------------------------------------------------------------------------
                                    IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY PROXY.
-------------------------------------------------------------------------------

                         ADAMS RESOURCES & ENERGY, INC.
                        4400 POST OAK PARKWAY, SUITE 2700
                              HOUSTON, TEXAS 77027

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 23, 2003

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Adams Resources & Energy, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders to be held at 4400 Post Oak Parkway, Suite 2700, Houston, Texas, on Wednesday, April 23, 2003, at 11:00 a.m., Houston time, and any and all adjournments thereof, for the purposes set forth in the foregoing notice of meeting. This Proxy Statement, together with the enclosed proxy, is being mailed to stockholders on or about March 31, 2003.

         The cost of solicitation of the proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by directors, officers and employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. Compensation and expenses of any such firms, which are not expected to exceed $1,000.00, will be borne by the Company.

         The enclosed proxy, even though executed and returned, may nevertheless be revoked at any time before it is voted by the subsequent execution and submission of a revised proxy, by written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         At the close of business on March 21, 2003, the record date of those entitled to receive notice of and to vote at the meeting, the Company had outstanding 4,217,596 shares of Common Stock, $.10 par value ("Common Stock"). Holders of such stock will be entitled to one vote for each share of Common Stock held by them.

         The following table sets forth information regarding the number of shares of Common Stock of the Company held of record on March 21, 2003, by beneficial owners of more than five percent of the Common Stock, and by all officers and directors as a group. Unless otherwise indicated, each person named below has sole voting and investment power over all shares of Common Stock indicated as beneficially owned.

 NAME AND ADDRESS                        BENEFICIAL                 PERCENT
OF BENEFICIAL OWNER                      OWNERSHIP                  OF CLASS
-------------------                      -----------                --------
K. S. Adams, Jr.                       2,099,987(1) shares           49.8%
4400 Post Oak Parkway Suite 2700
Houston, TX  77027

FMR Corp.                                421,800(2) shares           10.0%
82 Devonshire St.
Boston, MA 02109

Dimensional Fund Advisors, Inc.          211,300(3) shares            5.0%
1299 Ocean Ave 11th Floor
Santa Monica, CA 90401

Officers and Directors                 2,169,412    shares           51.4%
as a group (12 persons)


(1) Includes 1,644,275 shares owned by KSA Industries, Inc., 324,680 shares owned by Mr. Adams directly, 7,973 shares owned by Mrs. Adams, 123,059 shares held in trusts for Mr. Adams' grandchildren, of which Mr. Adams serves as the trustee.

(2) Based on information contained in a Schedule 13G filing dated February 1, 1999 as amended for 2002. Beneficial owners associated with FMR Corp. include Fidelity Management & Research Company, Fidelity Low-Priced Stock Fund, Edward C. Johnson 3d and Abigail P. Johnson.

(3) Based on information contained in a Schedule 13G filing dated
    February 3, 2003.


                              ELECTION OF DIRECTORS

        Nine directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting of Stockholders, each to hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. All of the nominees for director named below are now serving as director of the Company. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees listed below unless authorization to do so is withheld. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting is required for the election of directors. Stockholders may not cumulate their vote in the election of directors. If prior to the meeting, any of the nominees for Director become unable to serve, the persons named in the accompanying proxy will vote for another nominee or nominees in accordance with their best unanimous judgment on such matters.

        The following table sets forth the names, ages, and principal occupations of the nominees for director, other directorships of public companies held by them, length of continuous service as a director and number of shares of Common Stock beneficially owned by each of them as of March 21, 2003. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                                                    COMMON STOCK
                                           PRINCIPAL OCCUPATION                   DIRECTOR           OWNED AS OF
      NOMINEE AND AGE                         AND DIRECTORSHIPS                     SINCE          MARCH 21, 2003
-------------------------------           -------------------------               ---------      ----------------
K. S. Adams, Jr. (80)                     Chairman of the Board                      1973            2,099,987(1)
                                          President, and Chief Executive
                                          Officer of the Company

E. C. Reinauer, Jr. (67)                  International Project Manager              1973                8,473

Edward Wieck (79)                         Cattle & Land                              1976               13,688

E. Jack Webster, Jr. (82)                 Chairman & CEO of  Petrol
                                          Properties, Inc.; Director United          1985               15,189
                                          Missouri Bancshares, Inc.

Richard B. Abshire (50)                   Vice President- Finance                    1986               13,200
                                          of the Company

Claude H. Lewis (59)                      Vice President - Transportation            1996               12,000
                                          and President of Service
                                          Transport Company

John A. Barrett (65)                      Partner - Fulbright & Jaworski, LLP        1997                3,000


Juanita G. Simmons (48)                   Vice President - Operations                1998                1,500
                                          Gulfmark Energy, Inc.

Vincent H. Buckley (80)                   Executive Vice President and               2002                    -
                                          General Counsel of the Company

--------------------
(1) Includes 1,644,275 shares owned by KSA Industries, Inc., 324,680 shares owned by Mr. Adams directly, 7,973 shares owned by Mrs. Adams, 123,059 shares held in trusts for Mr. Adams' grandchildren, of which Mr. Adams serves as the trustee.

    All of the nominees for director, with the exception of Mr. Adams, own less than one percent of the class of shares outstanding. All of the nominees for director have been engaged in the principal occupations indicated above for the last five years except Mr. Buckley. Previously, Mr. Buckley served Of Counsel for Locke Liddell & Sapp LLP. There are no family relationships among the executive officers or directors of the Company except Mr. Barrett is a first cousin of Mr. Adams.

        The Board of Directors held four meetings in 2002; each of the directors attended all of the meetings. Only those directors who are not employees of the Company or any of its subsidiaries or affiliates are entitled to receive a fee for their services as directors, or to be reimbursed for out-of-pocket expenses for attending meetings of the Board. Such directors each received $9,000.00 for their services during 2002. The Board of Directors does not maintain a compensation committee or a nominating committee of directors.

        The Board of Directors has a standing Audit Committee which met six times during the last fiscal year. The Board of Directors has adopted a written charter for the audit committee. A copy of the Audit Committee Charter is attached hereto as Appendix A.

         The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. This committee is the Board's agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other directors, the independent auditors, internal auditors and management as their duties relate to financial accounting, reporting, and controls. The Audit Committee is also responsible for reviewing the financial transactions of the Company involving any related parties. The Audit Committee is comprised of the outside directors, currently Messrs. Reinauer, Webster, Barrett and Wieck. The members of the Company's Audit Committee are independent as defined by the American Stock Exchange Listing Standards Section 121(A).


                            Audit and Other Services

        Deloitte & Touche LLP performed the audit of the Company's consolidated financial statements for the year ended 2002. The aggregate fees billed for 2002 are set forth below:

    Audit Services:
        Consolidated 2002 Financial Statements................... $  248,000
        Audit Related Services...................................     29,069
                                                                  ----------
             Total Audit and Audit Related Services..............    277,069
    Tax Fees.....................................................          -
    All Other Fees...............................................          -
                                                                  ----------
                             Total............................... $  277,069
                                                                   =========

                          REPORT OF THE AUDIT COMMITTEE

March 21, 2003

To the Board of Directors:

        We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2002.

        We have discussed with the independent auditors the matters discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have had interim discussions with the independent auditors about the items required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board. We have also discussed with the auditors the auditors' independence. On or before our April 23, 2003 Annual Meeting of Stockholders, we anticipate receiving and reviewing the written disclosures and the formal letter from the independent auditors required by Independence Standard No. 1

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


                                                E. C. Reinauer, Jr. Chairman
                                                E. Jack Webster, Jr.
                                                John A. Barrett
                                                Edward Wieck

                               EXECUTIVE OFFICERS

        The following table provides information regarding the executive officers of the Company and its significant subsidiaries. The officers of the Company and the officers and directors of the subsidiaries serve at the discretion of the Board of Directors of the Company.

         NAME                                       POSITION

K. S. Adams, Jr.                  Chairman, President & Chief Executive Officer

Vincent H. Buckley                Executive Vice President & General Counsel

Claude H. Lewis                   Vice President - Transportation, and
                                    President of Service Transport Company(1)

Richard B. Abshire                Vice President - Finance, and President of
                                    Adams Resources Marketing GP, Inc.(1)

Lee A. Beauchamp                  President of Ada Resources, Inc.(1)

James Brock Moore III             President of Adams Resources Exploration
                                    Corporation(1)

John M. Fetzer                    President of Gulfmark Energy, Inc.(1)

(1)  Each additional corporation listed is a subsidiary of the Company.

K. S. "BUD" ADAMS, JR. - was born in 1923 in Bartlesville, Oklahoma and graduated from Culver Military Academy, Culver, Indiana in 1940. He attended Menlo College and the University of Kansas engineering school until called to active Naval duty in 1944 serving as an aviation engineering officer on a PAC-Fleet aircraft carrier service unit. In 1947, Mr. Adams founded the Company's predecessor, Ada Oil Company, with its primary interest involving oil and gas exploration and production. Mr. Adams' personal holdings in oil and gas properties and real estate became the basis of the Company when it made its initial public offering in 1974. In addition to his involvement with Adams Resources & Energy, Inc., Mr. Adams' other business interests include farming, ranching and automobile dealerships, and he owns the National Football League franchise - Tennessee Titans.

VINCENT H. BUCKLEY joined Adams Resources & Energy, Inc. in August of 2002 as
      Executive Vice-President and General Counsel. He was born in New Orleans, Louisiana July 11, 1922. Split by war years Mr. Buckley attended Rice University from 1941 to 1943, and then as V-12 Marine trainee, attended Southwestern Louisiana Institute at Lafayette, Louisiana from July 1943 to February 1944; and then returned to Rice in 1946 to graduate with BA degree in 1947. He attended the University of Texas Law School and obtained a law degree (LLB) in 1950. He received his Mediation Certificate from A. A. White Dispute Resolution Institute in November 1992. He worked for the Dow Chemical Company from June 1950 to October 1982 in various legal and management positions, including three years (1966-1969) in Hong Kong and Far East as director of Legal and General Affairs, then as Assistant General Counsel and later as General Manager, Oil & Gas Division. He joined Apache Corporation as Vice President in 1982, and was President and Chief Executive Officer of Cockburn Oil Corporation from August 1984 through August 1988. He was Of Counsel for Locke Liddell & Sapp LLP from January 1989 to August 2002.

CLAUDE H. LEWIS was born in Roaring Springs, Texas in 1943 and graduated from high school there in 1961. From 1961 through 1965, Mr. Lewis worked in the oil field as a welder, pumper and driver. In 1965, he joined the Prescon Corporation and became Manager of the Company's Greenville, South Carolina plant manufacturing post tension concrete products. In 1972, Mr. Lewis became a principal with Brazelton Brothers, Inc. Trucking and in 1974 he joined the Company as Personnel and Safety Director of Service Transport Company. He is currently this subsidiary's President, overseeing the Company's common carrier tank truck operation.

RICHARD B. ABSHIRE was born in Los Angeles, California in 1952 and graduated from high school in Westport, Connecticut in 1970. He received his B.B.A. degree (cum laude) in Finance from the University of Texas in 1974 and received an M.B.A. degree from the University of Texas in 1976. Following graduation until joining the Company in 1985, Mr. Abshire was employed by Arthur Andersen LLP. Mr. Abshire is a Certified Public Accountant in the State of Texas and in his capacity with the Company he oversees all accounting, finance and administrative functions, as well as the operations of the Company's Adams Resources Marketing GP, Inc. subsidiary.

LEE A. BEAUCHAMP was born in Baytown, Texas in 1952 and graduated from high school there in 1971. He received his B.B.A. degree in Marketing from Texas A&M University in 1975. Following his December graduation, Mr. Beauchamp joined the Company in January, 1976. He has spent his entire career in different management positions of Ada Resources, Inc. He now serves as President of this subsidiary, which is responsible for the distribution of lube oils and motor fuels into the retail and industrial markets.

JAMES BROCK MOORE III was born in Cleveland, Texas in 1940. He attended St.
      Thomas High School in Houston, Texas, graduating in 1959. He received his B.S. Degree in Mechanical Engineering from the University of Houston in 1964. Following graduation he was employed by Texaco, Inc. in various engineering capacities. He joined Cabot Corporation in 1978 as Manager of Engineering of the oil and gas division, serving in that capacity until 1982 when he joined Texas Gas Exploration Corporation as Vice President of Operations and Engineering. From 1989 to 1996 Mr. Moore was Vice President of Operations for Energy Development Corp. He accepted the position of Senior Vice President with Adams Resources Exploration Corporation in 1997 and was promoted to President in 1998. In his capacity with the Company, Mr. Moore oversees all oil and gas exploration and production operations.

JOHN M. FETZER joined the Company in March 2002 as President of the Gulfmark
      Energy, Inc. subsidiary. John was born in Lamesa, Texas in 1953 and graduated from high school in Houston, Texas in 1971. He received his B.B.A. degree in Marketing from Stephen F. Austin State University in 1976. He joined Marathon Oil Company in 1976 and held various financial and commercial positions until 1981. From 1981 to 1986, Mr. Fetzer served as Manager, Crude Oil Trading for P & O Falco and UPG Falco, which became Enron Oil Trading and Transportation. He held the position of Vice-President of Crude Oil Trading from 1986 to 1991 and Senior Vice President of Marketing from 1991 to 1993 at Enron Oil Trading and Transportation. From 1993 to September 1994, Mr. Fetzer was a private investor and consulted in oil and gas related matters. He served as Senior Vice-President for Howell Crude Oil Company from September 1994 to December 1996. Mr. Fetzer was Senior Vice-President Crude Oil for Genesis Energy, LP since December 1996 and he served as Executive Vice President since October 1999.

                             COMPENSATION PHILOSOPHY

         The Board of Directors and management believe it is in the best interest of the Company's shareholders, employees, suppliers and customers to balance the need to reinvest available cash flow to build the Company's equity base with the need to attract and retain key employees. As such, executive compensation has been held to the level required to retain key employees. Officer salaries and annual bonuses are subject to the discretion of Mr. Adams and are generally determined based on a percentage of earnings from operations. As the beneficial owner of 49.8% of the Company's common stock, Mr. Adams is particularly aware of the need to balance shareholders' return with executive compensation.

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation of the Company's Chief Executive Officer and each of its most highly compensated executive officers during the three fiscal years ending December 31, 2002, 2001 and 2000. There were no stock options granted by the registrant during the periods presented.

                                                          ANNUAL                                  COMMON  STOCK
         NAME AND                                      COMPENSATION                                OWNED AS OF
     PRINCIPAL POSITION             YEAR            SALARY        BONUS             OTHER(1)       MARCH 21, 2003
-----------------------------       ----         -----------    -----------       -----------      --------------
K. S. Adams, Jr.                     2002        $   150,406    $         -       $     4,978       2,099,987(4) shares
    Chief Executive Officer          2001        $   150,406    $         -       $     6,800
                                     2000        $   145,213    $   175,000       $     4,738

Vincent H. Buckley (2)               2002        $    49,231    $         -       $         -              -
    Executive Vice President
    and General Counsel

Claude H. Lewis                      2002        $   163,180    $    50,000       $     4,742          12,000 shares
    President of  Service            2001        $   126,191    $         -       $     5,033
    Transport Company                2000        $   126,029    $    65,000       $     5,906

James Brock Moore III                2002        $   153,800    $         -       $     4,045              -
    President of Adams               2001        $   153,454    $         -       $     2,867
    Resources Exploration            2000        $   141,261    $    30,000       $     2,827
    Corporation

Richard B. Abshire                   2002        $   205,200    $         -       $     6,800          13,200 shares
    Vice President, Finance and      2001        $   206,869    $         -       $     6,800
    President Adams Resources        2000        $   204,961    $   195,000       $    10,417
    Marketing GP,Inc.

Juanita G. Simmons                   2002        $   162,750    $    75,000       $     4,987           1,500 shares
    Vice President of                2001        $   161,975    $         -       $     4,992
    Gulfmark Energy, Inc.            2000        $   149,389    $    91,017       $     5,261

Lee A. Beauchamp                     2002        $   112,465    $         -       $     4,626              75 shares
    President of Ada                 2001        $    99,571    $    42,600       $     4,355
    Resources, Inc.                  2000        $    85,600    $    25,000       $     3,423

John M. Fetzer (3)                   2002        $   205,615    $   116,000       $         -           2,300 shares
    President of Gulfmark
    Energy, Inc.

------------------------

(1) Amounts reflect employer matching contributions to the Company's 401(k) savings plan.

(2) Mr. Buckley joined the Company during 2002. His annual salary is $150,000.

(3) Mr. Fetzer joined the Company during 2002. His annual salary is $275,000.

(4) Reflects all shares beneficially owned by Mr. Adams..

                                PERFORMANCE GRAPH

         The performance graph shown below was prepared under the applicable rules of the Securities and Exchange Commission based on data supplied by Standard & Poor's Compustat. The purpose of the graph is to show comparative total shareholder returns for the Company versus other investment options for a specified period of time. The graph was prepared based upon the following assumptions:

      1. $100.00 was invested on December 31, 1997 in the Company's common stock, the S&P500 Index, and The S&P 500 Integrated Oil and Gas Index.

      2. Dividends are reinvested on the ex-dividend dates.

      Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                             [GRAPHIC APPEARS HERE]



                                                                               INDEXED RETURNS
                                             Base                                Years Ending
                                            Period        ---------------------------------------------------------
Company/Index                               Dec 97        Dec 98       Dec 99      Dec 00       Dec 01       Dec 02
----------------------------------------    ------        ------       ------      ------       ------       ------
Adams Resources & Energy, Inc.                 100          40.56        60.65      100.92         57.24        39.47
S&P 500 Index                                  100         128.58       155.63      141.46        124.65        97.10
S&P 500 Integrated Oil & Gas                   100         108.89       128.14      141.53        133.39       117.12

                        TRANSACTIONS WITH RELATED PARTIES

         Mr. K. S. Adams, Jr., Chairman, President and Chief Executive Officer of the Company, is a limited partner in certain family limited partnerships known as Sakco, Ltd. ("Sakco"), Kenada Oil & Gas, Ltd. ("Kenada") and Kasco, Ltd. ("Kasco"). From time to time, these partnerships as well as Sakdril, Inc. ("Sakdril"), a wholly owned subsidiary of KSA Industries, Inc., a major stockholder of the Company, and Mr. Adams individually participate as working interest owners in certain oil and gas wells operated by the Company. In addition, these entities may participate in non-Company operated wells where the Company also holds an interest. Sakco, Kenada, Kasco, Sakdril and Mr. Adams participated in each of the wells under terms no better than those afforded other non-affiliated working interest owners. In recent years, such related party transactions tend to occur after the Company has first identified oil and gas prospects of interest. Due to capital budgeting constraints, typically the available dollar commitment to participate in such transactions is greater than the amount management is comfortable putting at risk. In such event, the Company first determines the percentage of the transaction it wants to obtain, which allows a related party to participate in the investment to the extent there is excess available. Such related party transactions are individually reviewed and approved by a committee of independent directors on the Company's Board of Directors. As of December 31, 2002, the Company owed a net total of $308,000.00 to these related parties. The amount due was comprised of $297,000.00 of oil and gas revenues to be disbursed to such working interest owners, plus $11,000.00 of current joint interest credits due to such joint interest owners. As of December 31, 2002, these related parties owed no monies to the Company. In connection with the operation of certain oil and gas properties, the Company also charges such related parties for administrative overhead primarily as prescribed by the Council of Petroleum Accountants Society ("COPAS") Bulletin 5. Such overhead recoveries totaled $146,000.00 in 2002.

         David B. Hurst, Secretary of the Company, is a partner in the law firm of Chaffin & Hurst. The Company has been represented by Chaffin & Hurst since 1974 and plans to use the services of that firm in the future. Chaffin & Hurst currently leases office space from the Company. Such transactions with Chaffin & Hurst are on the same terms as those prevailing at the time for comparable transactions with unrelated entities.

         The Company also enters into certain transactions in the normal course of business with other affiliated entities. These transactions with affiliated companies are on the same terms as those prevailing at the time for comparable transactions with unrelated entities.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The present intention of the Audit Committee of the Board of Directors is to appoint Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the year ending December 31, 2003. Deloitte & Touche LLP was first appointed as the Company's auditors in 2002. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                                 OTHER BUSINESS

         The Company knows of no matters to be presented for consideration at the meeting other than those described above. If other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying proxy, and acting pursuant to authority granted thereunder, will vote in accordance with their best unanimous judgment on such matters.

         Any proposal to be presented by any stockholder at the 2004 Annual Meeting of Stockholders must be received by the Company prior to December 15, 2003.


                                        By Order of the Board of Directors



                                        David B. Hurst
                                        Secretary

Houston, Texas
March 29, 2003

                                                                    APPENDEX A

                         ADAMS RESORUCES & ENERGY, INC.
                             AUDIT COMMITTEE CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the stockholders and the investment community relating to accounting, reporting practices and the quality and integrity of the financial reports of Adams Resources & Energy, Inc. ("ARE") by reviewing:

             (a) The financial reports and other financial information provided by ARE to any governmental body or the public;

             (b) ARE's systems of internal controls regarding finance,
                 accounting, legal compliance and ethics that management and the Board have established; and

             (c) ARE's auditing, accounting and financial reporting processes generally.

         Consistent with this function, the Audit Committee should maintain free and open lines of communication between the Board of Directors, the independent auditors and the Adam's accounting and financial management. The Audit Committee's primary responsibilities and duties are to:

             (a) Serve as an independent and objective party to monitor ARE's financial reporting process and internal control system.

             (b) Review and appraise the audit efforts of ARE's independent accountants and internal auditing department.

             (c) Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

II.      COMPOSITION

         The audit committee is established as a standing committee of the Board of Directors. It will have at least three members. The audit committee members will be (or will become within a reasonable time after appointment) financially literate, and at least one member will have accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgement. The members of the audit committee will be non-employee members of the Board of Directors who have no relationship that may interfere with the exercise of their independence from management of ARE. A person may not serve as a member of the audit committee of the Board of Directors if:

             (a) That person is or was at any time during the previous three years an employee of ARE or its affiliates;

             (b) That person, currently or at any time during the previous three years (1) has or has had a direct business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with ARE, or (2) is or has been a partner, controlling shareholder, officer or employee of an organization that has a business relationship, including commercial industrial, banking, consulting, legal, accounting or other relationships, with ARE unless the Board of Directors determines in its business judgment that the relationship described in either (1) or (2) above does not interfere with the member's exercise of independent judgment.

             (c) That person is an executive of another corporation, in which corporation any executive of ARE currently serves on its compensation committee; or

             (d) That person is a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law of, or shares a home with, a person who is or has been at any time during the previous three years an executive officer of ARE or any of its affiliates.

Notwithstanding the foregoing, the Board of Directors may appoint to the audit committee one non-employee director that would otherwise be disqualified under
(a) or (b) above; if the Board of Directors determines, in its business judgement, that such director's membership on the audit committee will serve the best interests of ARE and its stockholders.

The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a chairman is elected by the Board of Directors, the members of the Committee may designate a chairman by majority vote of the full committee membership.

II.      MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its chairman should meet with the independent accountants and management quarterly to review the Corporation's financials.

III.     RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

         DOCUMENTS/REPORTS REVIEW

             (a) Review and update this Chapter periodically, at least annually, as conditions dictate.

             (b) Review ARE's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

             (c) Review with financial management and the independent
                 accountants any 10-Q's or 10-K's prior to their filing or prior to the release of earnings.

         INDEPENDENT ACCOUNTANTS

             (a) Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

             (b) Review the performance of the independent accountants and approve any
                 proposed discharge of the independent accountants when circumstances warrant.

             (c) Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

         FINANCIAL REPORTING PROCESSES

             (a) In consultation with the independent accountants and financial management, review the integrity of ARE's financial reporting processes, both internal and external.

             (b) Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

             (c) Consider and approve, if appropriate, major changes to ARE's auditing and accounting principles and practices as suggested by the independent accountants, management or internal auditors.

         PROCESS IMPROVEMENT

             (a) Establish regular and separate systems of reporting to the
                 Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

             (b) Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

             (c) Review with the independent accountants and financial
                 management the extent to which changes or improvements in financial or accounting practices as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

         ETHICAL AND LEGAL COMPLIANCE

             (a) Establish, review and update periodically a Code of Ethical
                 Conduct and ensure that management has established a system to enforce this Code.

             (b) Review management's monitoring of ARE's compliance with the
                 Ethical Code and ensure that management has the proper review system in place to ensure that ARE's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

             (c) Review with ARE's counsel legal compliance matters including corporate securities trading policies.

             (d) Review with ARE's counsel, any legal matter that could have a significant impact on ARE's financial statements.

             (e) Perform any other activities consistent with the Charter, ARE's
                 By-laws and governing law, as the Committee of the Board deems necessary or appropriate.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                         ADAMS RESOURCES & ENERGY, INC.

                                 APRIL 23, 2003



                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE



                Please detach and mail in the envelope provided.

-------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-------------------------------------------------------------------------------
1.  Election of Directors
                                        Nominees
    [ ] FOR ALL NOMINEES                [ ] K.S. Adams, Jr.
                                        [ ] J.A. Barrett
    [ ] WITHHOLD AUTHORITY              [ ] C.H. Lewis
        FOR ALL NOMINEES                [ ] E.C. Reinauer, Jr.
                                        [ ] J.G. Simmons
    [ ] FOR ALL EXCEPT                  [ ] V.H. Buckley
        (See instructions below)        [ ] E. Wieck
                                        [ ] E.J. Webster, Jr.
                                        [ ] R.B. Abshire

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark
               "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

To change the address on your account, please check the box at right and
indicate your new address in the address space above.  Please note that     [ }
changes to the registered name(s) on the account may not be submitted via this method.

The undersigned hereby revokes any proxy heretofore given to vote such shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILl BE VOTED FOR THE PROPOSAL (1) AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Signature of Stockholder                               Date:
                         ----------------------------        ------------------

Signature of Stockholder                               Date:
                         ----------------------------        ------------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
       If signer is partnership, please sign in partnership name by authorized person.

                         ADAMS RESOURCES & ENERGY, INC.

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 23, 2003

                     PROXY SOLICITED BY BOARD OF DIRECTORS

     The undersigned hereby appoint(s) K.S. Adams, Jr. and R.B. Abshire and each of them lawful attorneys and proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at 4400 Post Oak Parkway, Suite 2700, Houston, Texas on Wednesday, April 23, 2003, at 11:00 a.m. and any adjournments thereof, and to vote thereat the number of shares the undersigned would be entitled to vote if personally present:

                         [TO BE SIGNED ON REVERSE SIDE]